Exhibit 4.3

            Independent Certified Public Accountants' Consent

     We have issued our report dated February 28, 1996 on the statement of condition and related securities portfolio of Van Kampen American Capital Insured Income Trust, Series 53 as of February 28, 1996 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants."




                                    Grant Thornton LLP



Chicago, Illinois
February 28, 1996